UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 29, 2007

RAVEN BIOFUELS INTERNATIONAL CORPORATION

(exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52475

(Commission File Number)

N/A

(IRS Employer Identification No.)

#6-260 E. Esplanade, North Vancouver, BC

(Address of principal executive offices and Zip Code)

604-984-0400

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As used in this current report, the terms “we”, “us” and “our” refer to Raven Biofuels International Corporation, a Nevada corporation.

On October 29, 2007, we entered into a share exchange agreement with Raven Biofuels International Corporation, a Delaware corporation, and the shareholders of Raven Biofuels International Corporation. Pursuant to the terms of the share exchange agreement, we have agreed to acquire all of the issued and outstanding shares of Raven Biofuels International Corporation’s common stock in exchange for the issuance by our company of 14,000,000 shares of our common stock to the shareholders of Raven Biofuels International Corporation. A copy of the share exchange agreement is attached hereto as Exhibit 2.1.

CW1463459.1

Business of Raven Biofuels International Corporation

Raven Biofuels International Corporation is a development stage global renewable energy company whose principal focus is the production and wholesale distribution of high quality cellulosic (non-corn) based ethanol, premium fuel-grade biodiesel, sugarcane based ethanol, and derivative chemicals. Raven possesses a worldwide technology license to a patented and proven cellulosic ethanol production process and plans to develop facilities around the world utilizing this technology. Our objective is to become one of the lowest-cost producers of alternative energy products anywhere in the world and a leading international purveyor of renewable fuels.

Terms and Conditions of the Share Exchange Agreement

The following is a brief description of the terms and conditions of the share exchange agreement that are material to our company:

1.	our company will complete an equity financing of at least $2,500,000, consisting of shares of our company at a price of $1.50 per share;
2.

Raven Biofuels International Corporation will have delivered to our company audited financial statements prepared in accordance with United States GAAP and audited by an independent auditor registered with the Public Company Accounting Oversight Board in the United States; and

3.	our company will adopt resolutions appointing three nominees of Raven Biofuels International Corporation and two nominees of our company to the board of directors of our company.

The foregoing description of the share exchange agreement is qualified in its entirety by the contents of the share exchange agreement attached as Exhibit 2.1 to this current report.

Due to conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that we will complete the share exchange or appoint any additional members to the board of directors of our company as contemplated in the share exchange agreement.

Item 9.01 Financial Statements and Exhibits

2.1

Share Exchange Agreement dated October 29, 2007, among our company, Raven Biofuels International Corporation and the selling the shareholders of Raven Biofuels International Corporation as set out in the share exchange agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAVEN BIOFUELS INTERNATIONAL CORPORATION

/s/ Ian S. Grant

Ian S. Grant, President

Date: October 31, 2007

CW1463459.1